UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2018

Conifer Holdings, Inc.
(Exact name of registrant as specified in its charter)

001-37536	27-1298795
(Commission File Number)	(IRS Employer Identification No.)

550 West Merrill Street, Suite 200, Birmingham, MI 48009
(Address of principal executive offices and zip code)

(248) 559-0840
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.  Entry into a Material Definitive Agreement.

Indenture

On September 24, 2018, Conifer Holdings, Inc. (the “Company”) and Wilmington Trust, National Association entered into an Indenture (the “Base Indenture”) and a First Supplemental Indenture (the “First Supplemental Indenture”, and with the Base Indenture, the “Indenture”) relating to the Company’s issuance, offer and sale (the “Offering”) of $22,000,000 aggregate principal amount of 6.75% senior notes due 2023 (the “Notes”).

The Notes bear interest at the rate of 6.75% per year, and interest on the Notes is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2018. The Notes will mature on September 30, 2023. The Company may redeem the Notes, in whole or in part at any time or from time to time on or after September 30, 2021, at the redemption price of 100% aggregate principal amount, plus any accrued and unpaid interest. The Notes were issued in minimum denominations of $25 and integral multiples of $25 in excess thereof or in units, each representing $25.

The Notes are the Company’s direct unsecured obligations and rank: (i) pari passu with all outstanding and future senior unsecured indebtedness; (ii) senior to any of our future indebtedness that expressly provides it is subordinated to the Notes; (iii) effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries.

Underwriting Agreement

The Notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”) dated September 19, 2018 by and between the Company and Boenning & Scattergood, Inc., as representative of the several underwriters listed in Schedule I thereto (the “Underwriters”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional $3,300,000 aggregate principal amount of Notes. The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Further information on the terms of the Offering can be found on the Company’s Registration Statement on Form S-1 (File No. 333-226778), which was declared effective by the United States Securities and Exchange Commission  on September 19, 2018 and an additional registration statement filed pursuant to Rule 462(b), which became effective when filed.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and Form of Note, copies of which are attached as Exhibits 1.1, 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01   Other Events.

On September 19, 2018, the Company issued a press release announcing the terms of the Offering, and on September 24, 2018, the Company issued a press release announcing the closing of the Offering.
A copy of the press releases dated September 19, 2018 and September 24, 2018 are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.  Information contained on or accessible through any website reference in the press release is not part of, or incorporated by reference in, this Current Report on Form 8-K, and the inclusion of such website addresses in this Current Report on Form 8-K by incorporation by reference of the press release is as inactive textual references only.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement dated September 19, 2018 by and between the Company and Boenning & Scattergood, Inc., as representative of the underwriters
4.1	Indenture dated September 24, 2018, by and between the Company and Wilmington Trust, National Association, as trustee
4.2	Supplemental Indenture dated September 24, 2018, by and between the Company and Wilmington Trust, National Association, as trustee
4.3	Form of Note (included in Exhibit A to the Supplemental Indenture)
99.1	Press Release dated September 19, 2018
99.2	Press Release dated September 24, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conifer Holdings, Inc.

Dated: September 24, 2018

	By:	/s/ Brian J. Roney
Brian J. Roney
President